Exhibit 5

Arnold N. Bressler
ANB@MWBHLNY.COM

                                                                October 30, 2001

VIA FACSIMILE

Conolog Corporation
5 Columbia Road
Somerville, New Jersey  08876

           Re:  Conolog Corporation
                Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Conolog Corporation, a Delaware corporation ("Conolog"), in connection with the preparation and filing by Conolog of a registration statement (the "Registration Statement") on Form S-3, under the Securities Act of 1933, relating to the sale of an aggregate of 590,000 shares of Conolog's Common Stock, par value $.01 per share (the "Common Stock") by the following:


        Selling Stockholder                          Number of Shares Being Sold
        -------------------                          ---------------------------
Morris Holdings Limited Partnership                            100,000

National Financial Communications Corp.                        100,000

R.F. Lafferty & Company, P/PS Haring Plan,
FBO Henry Hackel                                               100,000

Andrew Cohen Profit Sharing Plan                               200,000

Mary Ann Edwards                                                40,000

Todd A. Stires                                                  30,000

Donner International Corp.                                      20,000

     We have examined the Certificate of Incorporation and the By-Laws of Conolog, the minutes of the various meetings and consents of the Board of Directors of Conolog, forms of certificates evidencing the Common Stock, originals or copies of such records of Conolog,

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agreements, certificates of public officials, certificates of officers and representatives of Conolog and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

     As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of Conolog and others.

     Based on the foregoing, we are of the opinion that the 590,000 shares of Common Stock will, upon sale thereof in the manner contemplated by the Registration Statement, be legally issued, fully paid and nonassessable.

     We hereby consent to be named in the Registration Statement and the prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

     We further consent to your filing a copy of this opinion as an Exhibit to the Registration Statement.

                                             Very truly yours,

                                             MILBERG WEISS BERSHAD
                                               HYNES & LERACH LLP


                                             By:    /s/ Arnold N. Bressler
                                                -------------------------------
                                                       Arnold N. Bressler
                                                     A Member of the Firm